UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2012

General Motors Financial Company, Inc.

Exact name of registrant as specified in its charter)

Texas	1-10667	75-2291093
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3500, Fort Worth, Texas 76102

(Address of principal executive offices, including Zip Code)

(817) 302-7000

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 21, 2012, General Motors Financial Company, Inc. (“GM Financial”) entered into a Purchase and Sale Agreement (the “PSA”) with Ally Financial Inc. (“Ally”), a Delaware corporation, to acquire Ally’s auto finance and financial services operations in Europe and Latin America. Upon the terms and subject to the conditions set forth in the PSA, GM Financial will acquire Ally’s equity interests in its top-level holding companies that comprise substantially all of Ally’s auto finance and financial services business in Europe and Latin America (such entities, together with their direct and indirect subsidiaries to be transferred pursuant to the PSA, the “Target Companies”). Additionally, on November 21, 2012, GM Financial entered into a Share Transfer Agreement (the “STA”) with Ally. Upon the terms and subject to the conditions set forth in the STA, GM Financial will acquire Ally’s equity interest in GMAC-SAIC Automotive Finance Company Limited (“GMAC-SAIC”). GMAC-SAIC conducts auto finance and financial services business in China. Under the PSA and the STA, the purchase price for Ally’s equity interests in the Target Companies and in GMAC-SAIC is approximately $4.2 billion, subject to certain possible closing adjustments. A joint General Motors Company and GM Financial press release dated November 21, 2012, which is attached as Exhibit 99.1 and incorporated by reference, contains additional information with respect to the transactions.

The PSA and the STA contain representations, warranties and covenants customary for transactions of this nature. The PSA and the STA also contain indemnification obligations of each party with respect to breaches of representations, warranties and covenants and certain other specified matters. The closing of the transactions contemplated by the PSA and the STA is subject to satisfaction of the applicable closing conditions under the PSA and the STA, including obtaining applicable regulatory approvals and third-party consents and other customary closing conditions, and is expected to close in stages throughout 2013. However, GM Financial cannot predict with certainty whether or when the closing conditions will be satisfied or whether or when the transactions will be consummated.

The PSA contains certain termination rights for GM Financial and Ally, as the case may be, applicable upon, among other events and subject to certain exceptions, (i) the purchase having not been completed on or prior to July 1, 2014, (ii) a material breach by the other party that is not or cannot be cured within 45 days’ notice of such breach, or (iii) the passage of 60 days after the issuance of a written denial in respect of certain required regulatory approvals and the exhaustion of all avenues of appeal.

The STA contains certain termination rights for GM Financial and Ally, as the case may be, applicable upon, among other events and subject to certain exceptions, (i) the purchase having not been completed on or prior to July 1, 2014, (ii) a material breach by the other party that is not or cannot be cured within 45 days’ notice of such breach, or (iii) the denial of certain required regulatory approvals.

The foregoing descriptions of the PSA and the STA do not purport to be complete and are qualified in their entirety by the provisions of the PSA and the STA, which will be filed by GM Financial as exhibits to its Form 10-K for the year ending December 31, 2012.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description
99.1	Press release, dated November 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Motors Financial Company, Inc.
(Registrant)

Date: November 28, 2012	By:	/s/ CHRIS A. CHOATE
Chris A. Choate Executive Vice President, Chief Financial Officer and Treasurer